UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163

1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150

1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On June 18, 2012, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU", and together with LG&E, the "Companies") delivered a notification to the Kentucky Public Service Commission ("KPSC") indicating their intention to terminate their pending Asset Purchase Agreement ("Agreement") entered into on September 15, 2011 with Bluegrass Generation Company L.L.C. ("Bluegrass").  The Agreement contemplated the purchase by the Companies of Bluegrass' 495 MW natural gas combustion turbine generating plant in LaGrange, Kentucky for an aggregate price of $110 million.  The Companies anticipate delivering applicable contractual notices of termination to Bluegrass on or about June 19, 2012.

In May 2012, the proposed transaction was approved by the KPSC, but received conditional authorization from the Federal Energy Regulatory Commission ("FERC"), subject to approval by FERC of satisfactory market-power mitigation measures.  After review of available potential mitigation options, the Companies determined that the available options were not commercially justifiable.

The planned acquisition did not relate to current power supply requirements of the Companies, but rather to anticipated longer-term needs, and the Companies will continue to review options for estimated future energy requirements.  The termination of the Agreement does not alter the Companies' previously announced plans to construct a new 640 MW natural gas combined-cycle generation plant at an existing plant site and retire 797 MW of older, coal-fired generating units prior to 2016.

Statements in this Current Report, including statements with respect to future events and their timing, including the Companies' proposed activities, such as the planned construction, retirement and acquisition of generating units, as well as other statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws.  Although PPL Corporation, LG&E and KU Energy LLC and the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements:  subsequent phases of contracting for, purchase of and construction of the new facilities or component equipment; subsequent regulatory approval or permitting proceedings; market demand and prices for electricity, fuel and electrical generating facilities; and political, regulatory or economic conditions in states, regions or countries where the Companies conduct business.  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's, LG&E and KU Energy LLC's and the Companies' Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

LG&E AND KU ENERGY LLC

By:	/s/ John N. Voyles, Jr.
John N. Voyles, Jr. Vice President, Transmission and Generation Services

LOUISVILLE GAS AND ELECTRIC COMPANY
/s/ John N. Voyles, Jr.
By:	John N. Voyles, Jr. Vice President, Transmission and Generation Services

KENTUCKY UTILITIES COMPANY

By:	/s/ John N. Voyles, Jr.
John N. Voyles, Jr. Vice President, Transmission and Generation Services

Dated:  June 18, 2012